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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                  --------------
                                     FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                 DELAWARE                                         20-2656878
         (STATE OF INCORPORATION                              (I.R.S. EMPLOYER
             OR ORGANIZATION)                                IDENTIFICATION NO.)

        2455 CORPORATE WEST DRIVE
            LISLE, ILLINOIS                                         60532
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant to  of the Exchange Act and is effective pursuant
General Instruction A.(c), please check the       to General Instruction A.(d), please check
following box. /X/                                the following box. / /
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Securities Act registration statement file number to which this form relates:
333-119674

     Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
-------------------                        ------------------------------
Common Shares of Beneficial Interest       New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                                           None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Capital Structure" in the Registrant's Registration Statement on Form N-2 (Nos. 333-121422 and 811-21687) as filed electronically with the Securities and Exchange Commission (the "Commission") on December 17, 2004 (Accession No. 0000950172-04-003029) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on February 18, 2005 (Accession No. 0000950172-05-000570), as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on March 8, 2005 (Accession No. 0000950172-05-000709), as amended by Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on March 21, 2005 (Accession No. 0001047469-05-007112), as amended by Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2, as filed with the Commission on April 25, 2005 (Accession No. 0001047469-05-011286) which are incorporated by reference.

ITEM 2.  EXHIBITS.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND

                             By:    /s/ Nicholas Dalmaso
                                    ------------------------------------------
                             Name:  Nicholas Dalmaso
                             Title: Trustee, Chief Legal and Executive Officer

Date: April 26, 2005